CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Investment Managers Series Trust II regarding the Prospectus and Statement of Additional Information of AXS SPAC and New Issue ETF, AXS De-SPAC ETF, AXS Short De-SPAC Daily ETF, AXS FOMO ETF, AXS Short innovation Daily ETF, a series of Investment Managers Series Trust II.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

June 27, 2022